UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of June 28, 2017, Tellurian Inc. (the “Company” or “Tellurian”) and GE Oil & Gas, LLC (the “Purchaser”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company granted to the Purchaser certain registration rights with respect to the shares of Tellurian common stock, par value $0.01 per share (“Common Stock”), issuable to the Purchaser upon conversion of the shares of Tellurian Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), held by the Purchaser, as contemplated under the terms of the agreements entered into in connection with the Purchaser’s previously disclosed purchase of shares of preferred stock of Tellurian’s subsidiary, Tellurian Investments Inc.

Pursuant to the terms of the Registration Rights Agreement, and subject to the limitations contained therein, the Company has agreed to use its reasonable best efforts to prepare and file with the Securities and Exchange Commission a Registration Statement registering the offering and sale of all but not less than all of the Registrable Securities (as defined in the Registration Rights Agreement) upon demand, and has agreed to provide Holders (as defined in the Registration Rights Agreement) of Registrable Securities certain additional piggyback registration rights. In the Registration Rights Agreement, the Company has agreed to indemnify Holders and their affiliates for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2017, the Purchaser, as the holder of all 5,467,851 of the outstanding shares of Series B Preferred Stock, exercised its right to convert all of such shares of Series B Preferred Stock into 5,467,851 shares of Common Stock pursuant to, and in accordance with, the terms of the Series B Preferred Stock. The Common Stock was issued pursuant to the exemptions from registration provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act. The facts relied upon to make such exemption available include the following: (i) shares of the Common Stock are restricted from transfer except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration and (ii) the conversion of the Series B Preferred Stock into Common Stock was made by an existing security holder and no commission or other remuneration was paid or given directly or indirectly in connection with the conversion.

Item 8.01 Other Events.

The Company plans to hold its 2017 annual meeting of stockholders on September 20, 2017. The Company will consider timely any proposals contemplated by Rule 14a-5(e) under the Securities Exchange Act of 1934, as amended, if received by July 17, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: June 30, 2017	By:	/s/ Antoine J. Lafargue
	Name:	Antoine J. Lafargue
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Registration Rights Agreement, dated as of June 28, 2017, by and between Tellurian Inc. and GE Oil & Gas, LLC.